UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

GEE GROUP, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation.

On March 31, 2017, the Company and its subsidiaries, as borrowers, entered into a Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”) with PNC Bank, National Association (“PNC”), and certain investment funds managed by MGG Investment Group LP (“MGG”).

Under the terms of the Credit Agreement, the Company may borrow up to $73,750,000 consisting of a four-year term loan in the principal amount of $48,750,000 and revolving loans in a maximum amount up to the lesser of (i) $25,000,000 or (ii) an amount determined pursuant to a borrowing base that is calculated based on the outstanding amount of the Company’s eligible accounts receivable, as described in the Credit Agreement. The loans under the Credit Agreement mature on March 31, 2021.

Amounts borrowed under the Credit Agreement may be used by the Company to repay existing indebtedness, to partially fund capital expenditures, to fund a portion of the purchase price for the acquisition of all of the issued and outstanding stock of SNI Holdco Inc. pursuant to that certain Agreement and Plan of Merger dated March 31, 2017, provide for on-going working capital needs and general corporate needs, and fund future acquisitions subject to certain customary conditions of the lenders. On the closing date of the Credit Agreement, the Company borrowed $56,226,316.74 which was used by the Company to repay existing indebtedness, to pay fees and expenses relating to the Credit Agreement, and to pay a portion of the purchase price for the acquisition of the stock of SNI Holdco Inc.

The loans under the Credit Agreement will bear interest at rates at the Company’s option of LIBOR rate plus 10% or PNC’s floating base rate plus 9%. The Term Loans may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof.

The Credit Agreement is secured by all of the Company’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests.

2

The Term Loans shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement and provided that all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses shall be due and payable in full on the last day of the Term:

Date	Principal Payment Required
July 1, 2017	$609,375.00
October 1, 2017	$1,218,750.00
January 1, 2018	$1,218,750.00
April 1, 2018	$1,828,125.00
July 1, 2018	$1,523,437.50
October 1, 2018	$1,523,437.50
January 1, 2019	$1,523,437.50
April 1, 2019	$1,523,437.50
July 1, 2019	$1,523,437.50
October 1, 2019	$1,523,437.50
January 1, 2020	$1,523,437.50
April 1, 2020	$1,523,437.50
July 1, 2020	$1,828,125.00
October 1, 2020	$1,828,125.00
January 1, 2021	$1,828,125.00

The credit Agreement contains certain covenants over the term of the agreement:

Fixed Charge Coverage Ratio. Cause to be maintained as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio for Holdings and its Subsidiaries on a Consolidated Basis of not less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
For the fiscal quarter ending June 30, 2017	1.10 to 1.00
For the two (2) fiscal quarters ending September 30, 2017	1.10 to 1.00
For the three (3) fiscal quarters ending December 31, 2017	1.15 to 1.00
For the four (4) fiscal quarters ending March 31, 2018	1.15 to 1.00
For the four (4) fiscal quarters ending June 30, 2018	1.15 to 1.00
For the four (4) fiscal quarters ending September 30, 2018	1.15 to 1.00
For the four (4) fiscal quarters ending December 31, 2018	1.20 to 1.00
For the four (4) fiscal quarters ending March 31, 2019	1.25 to 1.00
For the four (4) fiscal quarters ending June 30, 2019	1.30 to 1.00
For the four (4) fiscal quarters ending September 30, 2019	1.35 to 1.00
For the four (4) fiscal quarters ending December 31, 2019 and for each four (4) fiscal quarter period ending thereafter	1.40 to 1.00

3

Minimum EBITDA. Cause to be maintained as of the last day of each fiscal quarter, EBITDA for Holdings and its Subsidiaries on a Consolidated Basis of not less than the amount set forth below opposite such fiscal quarter, in each case, measured on a trailing four (4) quarter basis:

Fiscal Quarter Ending	EBITDA
June 30, 2017	$13,000,000
September 30, 2017	$14,000,000
December 31, 2017	$15,500,000
March 31, 2018	$18,000,000
June 30, 2018	$19,500,000
September 30, 2018	$21,000,000
December 31, 2018	$22,000,000
March 31, 2019	$22,500,000
June 30, 2019	$23,500,000
September 30, 2019 and each fiscal quarter ending thereafter	$24,000,000

Senior Leverage Ratio. Cause to be maintained as of the last day of each fiscal quarter, a Senior Leverage Ratio for Holdings and its Subsidiaries on a Consolidated Basis of not greater than the amount set forth below opposite such fiscal quarter, in each case, measured on a trailing four (4) quarter basis:

Fiscal Quarter Ending	Senior Leverage Ratio
June 30, 2017	4.50 to 1.00
September 30, 2017	4.25 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018	3.00 to 1.00
June 30, 2018	2.50 to 1.00
September 30, 2018	2.25 to 1.00
December 31, 2018	2.25 to 1.00
March 31, 2019	1.75 to 1.00
June 30, 2019 and each fiscal quarter ending thereafter	1.50 to 1.00

4

In addition to these financial covenants, the agreement includes other restrictive covenants. The Credit Agreement permits capital expenditures up to a certain level, and contains customary default and acceleration provisions. The Credit Agreement also restricts, above certain levels, acquisitions, incurrence of additional indebtedness, and payment of dividends.

In connection with this Credit Agreement, the Company has agreed to pay on original discount fee of approximately $901,300, a closing fee for the term loan of approximately $75,000 and a closing fee for the revolving credit facility of approximately $500,000. In addition, the Company paid early termination fees of approximately $240,000 to ACF FINCO I, LP.

The description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On October 2, 2015, the Company issued and sold a Subordinated Note in the aggregate principal amount of $4,185,000 to JAX Legacy – Investment 1, LLC (“Jax”) pursuant to a Subscription Agreement dated October 2, 2015 between the Company and Jax. On April 3, 2017, the Company and Jax amended and restated the Subordinated Note in its entirety in the form of the 10% Convertible Subordinated Note (the “10% Note”) in the aggregate principal amount of $4,185,000. The 10% Note matures on October 3, 2021 (the “Maturity Date”). The 10% Note is convertible into shares of the Company’s Common Stock at a conversion price equal to $5.83 per share (subject to adjustment as provided in the 10% Note upon any stock dividend, stock combination or stock split or upon the consummation of certain fundamental transactions) (the “Conversion Price”) ; provided, however, that unless and until such time as the Company has received Requisite Stockholder Approval (as hereinafter defined) the Company shall not be permitted to make any interest payment in shares of Common Stock to the extent that such issuance would cause the Company to exceed the Conversion Limit (as hereinafter defined). Interest on the 10% Note accrues at the rate of 10% per annum and shall be paid quarterly in arrears on June 30, September 30, December 31 and March 31, beginning on June 30, 2017, on each conversion date with respect to the 10% Note (as to that principal amount then being converted), and on the Maturity Date (each such date, an “Interest Payment Date”). At the option of the Company, interest may be paid on an Interest Payment Date either in cash or in shares of Common Stock of the Company, which Common Stock shall be valued at 95% of the average daily VWAP of the Common Stock for the 20 trading days immediately prior to such Interest Payment Date provided, however, that unless and until such time as the Company has received Requisite Stockholder Approval the Company shall not be permitted to make any interest payment in shares of Common Stock to the extent that such issuance would cause the Company to exceed the Conversion Limit. For purposes of the 10% Note the term “Requisite Stockholder Approval” means approval by the stockholders of the Company in compliance with Section 712 of the NYSE MKT Company Guide and Regulation 14A under the Securities Exchange Act of 1934, as amended, of the issuance of shares of Common Stock that would constitute more than 19.99% of the Common Stock outstanding immediately prior to the date of issuance of the 10% Note (the “Conversion Limit”) upon (i) the conversion of the 10% Note and/or (iii) the payment of interest on the 10% Note in shares of Common Stock and/or (iv) any other issuance of Common Stock in connection with the issuance of the 10% Note. All or any portion of the 10% Note may be redeemed by the Company for cash at any time on or after April 3, 2018 that the average daily VWAP of the Company’s Common Stock reported on the principal trading market for the Common Stock exceeds the then applicable Conversion Price for a period of 20 trading days. The redemption price shall be an amount equal to 100% of the then outstanding principal amount of the 10% Note being redeemed, plus accrued and unpaid interest thereon. Except as otherwise provided in the 10% Note, the Company may not prepay any portion of the principal amount of any 10% Note without the prior written consent of the holder thereof. The Company shall be required to prepay the 10% Notes together with accrued and unpaid interest thereon upon the consummation by the Company of any Change of Control: provided, however, that the holder of the 10% Note may elect to convert the outstanding principal amount of the Note prior to actual payment in cash for any such redemption by the delivery of a Notice of Conversion to the Company. For purposes of the 10% Note, a Change of Control of the Company shall mean any of the following: (A) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions or (B) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person or entity together with their affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Common Stock of the Company. The 10% Note is subordinated in payment to the obligations of the Company to the lenders parties to the Credit Agreement, pursuant to a Subordination and Intercreditor Agreements, dated as of March 31, 2017 by and among the Company, the Borrowers, the Agent and Jax.

5

The 10% Note issued to Jax is not registered under the Securities Act of 1933, as amended (the “Securities Act”). Jax is an accredited investor. The issuance of the 10% Note to Jax is exempt from the registration requirements of the Act in reliance on an exemption from registration provided by Section 4(2) of the Act

A copy of the Form of 10% Note is filed as Exhibit 4.1 hereto. A copy of the Subordination Agreement is filed as Exhibits 10.2, hereto. The descriptions of each of the 10% Note and the Subordination Agreement contained in this Current Report on the Form 8-K are qualified in their entirety by reference to Exhibits 4.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of 10% Convertible Subordinated Note dated April 3, 2017 from GEE Group, Inc. to JAX Legacy – Investment 1, LLC

10.1

Revolving Credit, Term Loan and Security Agreement dated as of March 31, 2017 by and among GEE Group, Inc., (“Parent”) ”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto and PNC Bank, National Association (“PNC”), as administrative agebtn and collateral agent for certain investment funds managed by MGG Investment Group LP (“MGG”).

10.2

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Jax Legacy-Investment 1, LLC , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.

Date: April 6, 2017	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

7